                                                                                                     Exhibit 99.1

Press Release

Intelligentias Announces Appointment of Chief Financial Officer

Intelligentias Continues to Strengthen Senior Management Team by Addition of Experienced Financial Professional as CFO

SAN FRANCISCO, April 24, 2007 /PRNewswire-FirstCall/ -- Intelligentias, Inc. (OTC Bulletin Board: ITLI) a company seeking to become a recognized leader in the Homeland Security Industry by providing Data Retention, Tracking and Investigatory Services for Telcos, ISPs and Law Enforcement Agencies around the world, announced today that it has further strengthened its management team with the appointment of Lewis W. Moorehead, CPA as its Chief Financial Officer.

Ian Rice, CEO of Intelligentias commented, “We are delighted to have Lewis join our management team.   His strong financial background, public company experience and proven leadership skills will be a significant asset to us as we continue to execute on our strategic plan to become a global leader in the data-intelligence market.”

Mr. Moorehead has extensive experience having held a number of senior positions within the accounting profession and corporate sector. Prior to joining Intelligentias, Mr. Moorehead was a Vice President with American Express in the global finance and controllership organization providing, among other things, mergers, acquisitions and divestitures structuring and related support for the international payments, corporate card, banking, travel and insurance businesses. From August 2004 to March 2005, Mr. Moorehead co-founded Rivers & Moorehead PLLC, an internal controls, accounting and financial reporting consulting firm providing services to public and private companies. From 1995 to 2004, Mr. Moorehead worked for PricewaterhouseCoopers LLP in the audit practice serving international technology companies.

In commenting upon his appointment, Mr. Moorehead stated: "I am excited to join Intelligentias as its Chief Financial Officer at such an exciting time in the Company’s development. I am enthusiastic about Intelligentias’ unique position in the captivating, high-growth Homeland Security market and look forward to working with management to oversee the Company’s financial growth."

The financial community is invited to review information on Intelligentias through its corporate website http://www.intelligentias.com.

About Intelligentias ( www.intelligentias.com )

Intelligentias, Inc. expects to become a global data-intelligence conglomerate. Using a worldwide network, we will market Homeland Security products to Law Enforcement Agencies, Telcos and ISPs in order to prevent terrorism, cyber-crime, and child exploitation. Our portfolio company, Retentia, Inc. (www.retentia.com), sells Data Retention, Tracking and Forensics software to some of the largest organizations in the world. Our portfolio company, Investigatia, Inc., which will be launched later in 2007, will be our data investigation company. Investigatia intends to focus on fraud, identity theft, identity authentication and verification. Our portfolio company, Interceptia, Inc., which will be launched later in 2007, will be our Lawful Intercept Company. Interceptia intends to focus on Legal Interception of telecommunications by law enforcement authorities (LEA's) and intelligence services.

Forward-Looking Statement:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contact:

Pilot Financial Communications Network

Rick Gean, 480-247-2142 (Investor Relations)

info@pilotfcn.com